Exhibit 99



                                                               November 26, 2007

For Release:   Immediately
Contact:       Investors:    Stacey A. Renner, (845) 486-5730
               News Media:   Denise D. VanBuren, (845) 471-8323


                 CH Energy Group Subsidiary to Build and Operate
                   Renewable Energy Plant in Upstate New York

(Poughkeepsie, NY) A special purpose subsidiary of CH Energy Group, Inc. (NYSE:CHG), CH-Auburn Energy, LLC, has entered into a 15-year contract to supply the City of Auburn, located in Cayuga County, New York, with a portion of its electricity needs by constructing and operating a 3-megawatt electric generating plant in Auburn that will use renewable energy from the municipal landfill and wastewater treatment plant. CH-Auburn will invest up to $9.75 million in the project, which will include an anaerobic digester to convert wastewater sludge into usable gas for electric generation and the sale of resulting low-cost electricity to the city.

      The electric generating plant will provide enough renewable energy to serve 2,500 homes. The contract will provide the city with energy savings and economic development benefits through lower electric rates. At the end of the 15-year contract, the city will have the opportunity to acquire the plant.

      "Officials with the City of Auburn have demonstrated they are forward thinking when it comes to meeting their energy needs, and we're excited about partnering with them. This investment expands upon our growing renewable energy portfolio, which already includes ethanol, wind energy and a biomass plant," said Steven V. Lant, Chairman of the Board, President and Chief Executive Officer of CH Energy Group, Inc.

"We're also delighted to work with ECO Technology Solutions, LLC, which has consulted with CH-Auburn and the city to create this unique opportunity."

      The plant is slated for construction next spring, and is anticipated to become operational in late 2008. It will be located adjacent to the municipal wastewater treatment plant and landfill, near a technology and business park. Auburn is located about 30 miles west of Syracuse, New York.

About CH Energy Group, Inc.

With nearly 475,000 customers, CH Energy Group, Inc. is a family of companies seizing new opportunities in the energy marketplace through two primary subsidiaries: Central Hudson Gas & Electric Corporation is a regulated transmission and distribution utility serving approximately 371,000 customers in eight counties of New York State's Mid-Hudson River Valley, and delivering natural gas and electricity in a 2,600-square-mile service territory that extends north from the suburbs of metropolitan New York City to the Capital District at Albany. Central Hudson Enterprises Corporation, a non-regulated subsidiary, is the umbrella for a family of energy-related companies and investments focused primarily on fuel distribution and renewable energy. Griffith Energy Service's fuel distribution business supplies energy products and services to approximately 102,000 customers in nine states, stretching from Rhode Island to the Washington, D.C. area. CHEC also has interests in a Lexington, Neb., ethanol plant, two wind power projects, and a biomass plant in upstate New York.

                                      # # #


Forward-Looking Statements -

Statements included in this News Release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including "anticipates," "intends," "estimates," "believes," "projects," "expects," "plans," "assumes," "seeks," and similar expressions. Forward-looking statements including, without limitation, those relating to CH Energy Group and its subsidiaries' future business prospects, revenues, proceeds, working capital, liquidity, income, and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: weather; fuel prices; corn and ethanol prices; plant capacity factors; energy supply and demand; interest rates; potential future acquisitions; developments in the legislative, regulatory, and competitive environment; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. CH Energy Group and its subsidiaries' undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.